                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                STERICYCLE, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                          36-3640402
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                       Identification Number)

              28161 NORTH KEITH DRIVE, LAKE FOREST, ILLINOIS 60045
                    (Address of principal executive offices)

                  STERICYCLE, INC. DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                 MARK C. MILLER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                STERICYCLE, INC.
              28161 NORTH KEITH DRIVE, LAKE FOREST, ILLINOIS 60045
                     (Name and address of agent for service)

                                 (847) 367-5910
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                        PROPOSED               PROPOSED
 TITLE OF EACH CLASS OF                                 MAXIMUM                MAXIMUM
    SECURITIES TO BE             AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
       REGISTERED                 REGISTERED            SHARE(1)               PRICE(1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share         300,000 shs.            $49.08            $14,724,000.00            $3,681.00
======================================================================================================================

          (1) Computed pursuant to Rule 457(c), in accordance with Rule 457(h)(1), on the basis of the average of the high and low reported sales price on July 31, 2001 of a share of the Registrant's common stock on the Nasdaq National Market.

          This Registration Statement covers an additional 300,000 shares of the Registrant's common stock, par value $.01 per share, issuable under options granted or to be granted under the Stericycle, Inc. Directors Stock Option Plan. The initial 285,000 shares of common stock issuable under options granted or to be granted under the plan are covered by a Registration Statement on Form S-8 that the Registrant filed on March 29, 1997 (Registration No. 333-24185).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.        PLAN INFORMATION

          The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

ITEM 2.        REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

          The Registrant incorporates by reference in this Registration Statement the following documents that the Registrant has filed with the Securities and Exchange Commission (the "Commission"):

               (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

               (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

               (c) the description of the Registrant's common stock, par value $.01 per share, in the Registration Statement on Form 8-A that the Registrant filed on August 21, 1996, together with any amendment or report that the Registrant may file for the purpose of updating this description.

          All documents that the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after filing this Registration Statement but prior to filing a post-effective amendment which (i) indicates that all of the shares of the Registrant's common stock covered by this Registration Statement have been sold, or which (ii) deregisters all of the Shares then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from their respective dates of filing.

          Any statement in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded to the extent that a statement in this Registration Statement, or in any document filed after filing this Registration Statement which is deemed to be incorporated by reference into this Registration Statement, modifies or supersedes the earlier statement. The earlier statement shall be deemed to be incorporated into this Registration Statement only as so modified or superseded.

ITEM 4.        DESCRIPTION OF SECURITIES

          This item is not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the shares of the Registrant's common stock covered by this Registration Statement is being passed upon for the Registrant by Johnson and Colmar, 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60601. Partners of Johnson and Colmar beneficially own or have voting or investment power over 3,394 shares of the Registrant's common stock.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

          In response to this item, the Registrant incorporates by reference into this Registration Statement its response to Item 14 ("Indemnification of Directors and Officers") of Part II ("Information Not Required in Prospectus") of the Registration Statement on Form S-1 that the Registrant filed on June 11, 1996 (Registration No. 333-05665) and which, as amended, was declared effective on August 22, 1996.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

          This item is not applicable.

ITEM 8.        EXHIBITS

          4.1 Stericycle, Inc. Directors Stock Option Plan (as amended and restated as of February 6, 2001)

          5.1  Opinion of Johnson and Colmar

         23.1  Consent of Ernst & Young LLP

         23.2  Consent of Johnson and Colmar (filed as part of Exhibit 5.1)

         24.1 Power of attorney (included under the caption "Power of Attorney" on page 6)

ITEM 9.        UNDERTAKINGS

Rule 415 Offering

          The Registrant undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that undertakings (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those undertakings is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Filings Incorporating Subsequent Exchange Act Documents by Reference

          The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act which is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Commission Position on Indemnification

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant as described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Forest, State of Illinois, on August 1, 2001.

                                     STERICYCLE, INC.


                                     By  /s/ MARK C. MILLER
                                        ----------------------------------------
                                         Mark C. Miller
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

          Each person whose signature appears below who is then an officer or director of the Registrant authorizes Mark C. Miller, Richard T. Kogler and Frank J.M. ten Brink, or any one of them, with full power of substitution and resubstitution, to sign in his name and to file any amendments (including post-effective amendments) to this Registration Statement) and all related documents necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in this Registration Statement (as it may be so amended) as Mark C. Miller, Richard T. Kogler and Frank J.M. ten Brink, or any one of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                NAME                               TITLE                       DATE
                                        Chairman of the Board of
      /s/ JACK W. SCHULER               Directors
------------------------------------
          Jack W. Schuler                                                  August 1, 2001

                                        President, Chief Executive
                                        Officer and a Director
      /s/ MARK C. MILLER                (Principal Executive Officer)
------------------------------------
          Mark C. Miller                                                   August 1, 2001

                                        Chief Financial Officer
                                        (Principal Finance and
      /s/ FRANK J.M. TEN BRINK          Accounting Officer)
------------------------------------
          Frank J.M. ten Brink                                             August 1, 2001

      /s/ JOHN P. CONNAUGHTON           Director
------------------------------------
          John P. Connaughton                                              August 1, 2001

      /s/ ROD F. DAMMEYER               Director
------------------------------------
          Rod F. Dammeyer                                                  August 1, 2001

      /s/ PATRICK F. GRAHAM             Director
------------------------------------
          Patrick F. Graham                                                August 1, 2001

      /s/ JOHN PATIENCE                 Director
------------------------------------
          John Patience                                                    August 1, 2001

      /s/ THOMAS R. REUSCHE             Director
------------------------------------
          Thomas R. Reusche                                                August 1, 2001

      /s/ PETER VARDY                   Director
------------------------------------
          Peter Vardy                                                      August 1, 2001

     /s/ L. JOHN WILKERSON, PH.D.       Director
------------------------------------
         L. John Wilkerson, Ph.D.                                          August 1, 2001